Exhibit 10.3
Performance Restricted Stock Unit Agreement
Flowserve Corporation
2004 Stock Compensation Plan
          This Performance Restricted Stock Unit Agreement (the “Agreement”) is made and entered into by and between Flowserve Corporation, a New York corporation (the “Company”) and «First_Name» «Last_Name» (the “Participant”) as of                     , 2007 (the “Date of Grant”).
W I T N E S S E T H
          WHEREAS, the Company has adopted the Flowserve Corporation 2004 Stock Compensation Plan (the “Plan”) to strengthen the ability of the Company to attract, motivate and retain Employees, Outside Directors and Consultants who possess superior capabilities and to encourage such persons to have a proprietary interest in the Company; and
          WHEREAS, the Organization and Compensation Committee of the Board of Directors of the Company believes that the grant of Performance Restricted Stock Units to the Participant as described herein is consistent with the stated purposes for which the Plan was adopted; and
          NOW, THEREFORE, in consideration of the mutual covenants and conditions hereafter set forth and for other good and valuable consideration, the Company and the Participant agree as follows:
1.	Performance Restricted Stock Units
          In order to encourage the Participant’s contribution to the successful performance of the Company, and in consideration of the covenants and promises of the Participant herein contained, the Company hereby grants to the Participant as of the Date of Grant, an Award of «M___of_Shares_Granted» Performance Restricted Stock Units (the “Performance Shares”), which may be converted into the number of shares of Common Stock of the Company equal to the number of vested Performance Shares, subject to the conditions and restrictions set forth below and in the Plan.
2.	Vesting and Conversion of Performance Shares into Common Stock
(a)	Prior to March 31, 2007, the Committee shall establish a threshold, target and maximum Performance Goal with respect to the Award, in accordance with the requirements of Section 6.7 of the Plan, based upon the Company’s return on net assets for the period beginning January 1, 2007 and ending December 31, 2009 (the “Performance Cycle”). Following the end of the Performance Cycle, the Committee shall compare the actual performance of the Company with the Performance Goal and certify, in writing, whether and to what extent the Performance Goal has been achieved for such Performance Cycle. Subject to the provisions of Paragraph 3 below, upon written certification by the Committee, which shall occur no later than March 31, 2010, whether, and to what extent, the Performance Goal has been achieved, the Performance Shares will become vested (the “Vesting Date”) in accordance with the table set forth below; provided, however, that the Performance Shares shall not vest and shall be forfeited to the extent the Performance Goal is not achieved for the Performance Cycle. The number of Performance Shares vested is contingent upon the Company’s achievement of the Performance Goal for the Performance Cycle.

Performance Goal	Percentage of Performance Shares Vested
Achieved	and Eligible for Conversion
Less Than Threshold	0%
Threshold	25%
Target	100%
Maximum	200%
(b)	Except as otherwise provided in Paragraph 2(e) below, no later than the date that is two and a half (2 1/2) months following the close of the calendar year in which the Performance Shares vest in accordance with the table set forth in Paragraph 2(a) above, the Company shall convert the vested Performance Shares into the number of whole shares of Common Stock equal to the number of vested Performance Shares, subject to the provisions of the Plan and the Agreement.

(c)	Following conversion of the vested Performance Shares into shares of Common Stock, such shares of Common Stock will be transferred of record to the Participant and a certificate or certificates representing said Common Stock will be issued in the name of such Participant and delivered to the Participant. The delivery of any shares of Common Stock pursuant to this Agreement is subject to the provisions of Paragraphs 6 and 8 below.

(d)	Each year that this Agreement is in effect, the Participant may receive credits (“Dividend Equivalents”) based upon the cash dividends that would have been paid on the number of shares of Common Stock equal to 100% of the Performance Shares as if such shares of Common Stock were actually held by the Participant. Dividend equivalents shall be deemed to be reinvested in additional shares of Common Stock (which may thereafter accrue additional dividend equivalents). Any such reinvestment shall be at the Fair Market Value of the Common Stock at the time thereof. Dividend Equivalents may be settled in cash or shares of Common Stock, or any combination thereof, as determined by the Committee, in its sole and absolute discretion. Following conversion of the vested Performance Shares into shares of Common Stock, the Participant also shall receive a distribution of the Dividend Equivalents accrued with respect to such Performance Shares prior to the date of such conversion. In the event any Performance Shares do not vest, the Participant shall forfeit his or her right to any Dividend Equivalents accrued with respect to such unvested Performance Shares.

(e)	Notwithstanding the foregoing provisions of Paragraphs 2(c) and 2(d), the Committee may, in its sole and absolute discretion, in lieu of distributing any shares of Common Stock to the Participant, elect to pay the Participant an amount in cash equal to the Fair Market Value on the date of conversion of the shares of Common Stock that the Participant otherwise would be entitled to receive pursuant to this Agreement.
3.	Effect of Termination of Employment or Services

(a)	The Performance Shares granted pursuant to this Agreement shall vest in accordance with the provisions of Paragraph 2(a) above, as long as the Participant remains employed by or continues to provide services to the Company or a Subsidiary. If, however:
(i)	the Company and its Subsidiaries terminate the Participant’s employment (or if the Participant is not an Employee, determine that the Participant’s services are no longer needed), or

(ii)	the Participant terminates employment (or if the Participant is not an Employee, ceases to perform services for the Company and its Subsidiaries),
Then, except as otherwise provided in Paragraphs 3(b) or 3(c) below, the Performance Shares that have not previously vested in accordance with the vesting schedule reflected in Paragraph 2(a) above, as of the date of such termination of employment (or cessation of services, as applicable), shall be forfeited by the Participant to the Company.

(b)	In the event the Participant’s employment with the Company terminates due to his or her Retirement, Total and Permanent Disability or death, then on the Vesting Date the Participant (or the Participant’s estate) shall be entitled to receive a pro-rata portion of the number of shares of Common Stock that would have been payable to such Participant if he or she had continued to provide services up to the Vesting Date, based upon the number of whole years of employment completed during the Performance Cycle. By way of example, if the Participant Retires on the one year anniversary of the Date of Grant, such Participant would be entitled to receive 1/3 of the shares of Common Stock he or she would have received on the Vesting Date had he or she remained employed through such date. For purposes of this Agreement, the terms “Retirement” and “Retire” shall mean the termination of a Participant’s employment with the Company for any reason other than due to the Participant’s death or Total and Permanent Disability on or after the earlier of (i) the Participant’s early retirement date (as such term is defined within the retirement plan in effect and in which such Participant participates on the date of the Participant’s termination); or (ii) the Participant attaining the normal retirement date (as such term is defined within the retirement plan in effect and in which such Participant participates on the date of the Participant’s termination, or if no such plan is in effect, age 65).

(c)	Notwithstanding Paragraphs 2(a) and 3(a) above, upon the cessation of the Participant’s employment or services (whether voluntary or involuntary), the Committee may, in its sole and absolute discretion, elect to accelerate the vesting of some or all of the unvested Performance Shares.
4.	Limitation of Rights

Nothing in this Agreement or the Plan shall be construed to:
(a)	give the Participant any right to be awarded any further Performance Shares or any other Award in the future, even if Performance Shares or other Awards are granted on a regular or repeated basis, as grants of Performance Shares and other Awards are completely voluntary and made solely in the discretion of the Committee;

(b)	give the Participant or any other person any interest in any fund or in any specified asset or assets of the Company or any Subsidiary; or

(c)	confer upon the Participant the right to continue in the employment or service of the Company or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate the employment or service of the Participant at any time or for any reason.
5.	Prerequisites to Benefits
          Neither the Participant, nor any person claiming through the Participant, shall have any right or interest in the Performance Shares awarded hereunder, unless and until all the terms, conditions and provisions of this Agreement and the Plan which affect the Participant or such other person shall have been complied with as specified herein.
6.	Delivery of Shares
          No shares of Common Stock shall be delivered to the Participant upon conversion of the Performance Shares into shares of Common Stock until:
(a)	all the applicable taxes required to be withheld have been paid or withheld in full;

(b)	the approval of any governmental authority required in connection with this Performance Share, or the issuance of shares of Common Stock hereunder under has been received by the Company; and

(c)	if required by the Committee, the Participant has delivered to the Committee an “Investment Letter” in form and content satisfactory to the Company as provided in Paragraph 8 hereof.
7.	Successors and Assigns
          This Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Participant may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
8.	Securities Act
          The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of counsel for the Company, such issuance would violate the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable federal or state securities laws or regulations. The Committee may require that the Participant, prior to the issuance of any such shares, sign and deliver to the Company a written statement, which shall be in a form and contain content acceptable to the Committee, in its sole discretion (“Investment Letter”):

(a)	stating that the Participant is acquiring the shares for investment and not with a view to the sale or distribution thereof;

(b)	stating that the Participant will not sell any shares of Common Stock that the Participant may then own or thereafter acquire except either:
(i)	through a broker on a national securities exchange or

(ii)	with the prior written approval of the Company; and
(c)	containing such other terms and conditions as counsel for the Company may reasonably require to assure compliance with the Securities Act or other applicable federal or state securities laws and regulations.
9.	Federal and State Taxes
(a)	Any amount of Common Stock that is payable or transferable to the Participant hereunder may be subject to the payment of or reduced by any amount or amounts which the Company is required to withhold under the then applicable provisions of the laws of the jurisdiction where the Participant is employed, and, if applicable, the Internal Revenue Code of 1986, as amended (the “Code”), or its successors, or any other foreign, federal, state or local tax withholding requirement. When the Company is required to withhold any amount or amounts under the applicable provisions of any foreign, federal, state or local requirement or the Code, the Company shall withhold from the Common Stock to be issued to the Participant a number of shares necessary to satisfy the Company’s withholding obligations. The number of shares of Common Stock to be withheld shall be based upon the Fair Market Value of the shares on the date of withholding.

(b)	Notwithstanding Paragraph 9(a) above, if the Participant elects, and the Committee agrees, the Company’s withholding obligations may instead be satisfied as follows:
(i)	the Participant may direct the Company to withhold cash that is otherwise payable to the Participant;

(ii)	the Participant may deliver to the Company a sufficient number of shares of Common Stock then owned by the Participant to satisfy the Company’s withholding obligations, based on the Fair Market Value of the shares as of the date of withholding;

(iii)	the Participant may deliver sufficient cash to the Company to satisfy its withholding obligations; or

(iv)	any combination of the alternatives described in Paragraphs 9(b)(i) through 9(b)(iii) above.
(c)	Authorization of the Participant to the Company to withhold taxes pursuant to one or more of the alternatives described in Paragraph 9(b) above must be in a form and content acceptable to the Committee. The payment or authorization to withhold taxes by the Participant shall be completed prior to the delivery of any shares pursuant to this Agreement. An authorization to withhold taxes pursuant to this provision will be irrevocable unless and until the tax liability of the Participant has been fully paid.
10.	Definitions; Copy of Plan
          Except as specifically provided otherwise herein, all capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Plan. By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan.
11.	Administration
          This Agreement is subject to the terms and conditions of the Plan. The Plan will be administered by the Committee in accordance with its terms. The Committee has sole and complete discretion with respect to all matters reserved to it by the Plan and the decisions of the majority of the Committee with respect to the Plan and this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control.
12.	Adjustment of Number of Performance Shares
          The number of Performance Shares granted hereunder shall be subject to adjustment in accordance with Articles 11 and 12 of the Plan.
13.	Non-transferability
          The Performance Shares granted by this Agreement are not transferable by the Participant other than by will or pursuant to applicable laws of descent and distribution. The Performance Shares and any rights and privileges in connection therewith, cannot be transferred, assigned, pledged or hypothecated by operation of law, or otherwise, and is not otherwise subject to execution, attachment, garnishment or similar process. In the event of such occurrence, this Agreement will automatically terminate and will thereafter be null and void.
14.	No Right to Stock
          No Participant and no beneficiary or other person claiming under or through such Participant shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to this Agreement, except as to such shares of Common Stock, if any, that have been issued or transferred to such Participant.
15.	Notice
          Any notice to be given to the Company or the Committee shall be addressed to the Company in care of its Secretary at its principal office. Any such notice shall be in writing and shall be delivered personally or shall be sent by first class mail, postage prepaid, to the Company.
16.	Amendments

          This Agreement may be amended only by a written agreement executed by the Company and the Participant. Any such amendment shall be made only upon the mutual consent of the parties, which consent (of either party) may be withheld for any reason.
17.	Governing Law
          This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.
18.	Definitions
          All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan unless otherwise defined in this Agreement.
          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his/her hand as of the day and year first above written.

FLOWSERVE CORPORATION
By:

Name:

Title:

«First_Name» «Last_Name»

Name: